UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IVAX Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

May 19, 2011

Dear Stockholder:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of IVAX Diagnostics, Inc., which was originally scheduled for 10:00 a.m. on Friday, May 20, 2011, has been postponed and rescheduled for 10:00 a.m. on Friday, June 10, 2011. The Annual Meeting, as rescheduled, will be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130. IVAX Diagnostics decided to postpone the Annual Meeting in order to give it more time to solicit additional proxies in support of the proposals to come before the Annual Meeting.

The close of business on April 15, 2011 will remain as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any and all postponements or adjournments thereof. In addition, no change has been made to the proposals to come before the Annual Meeting, which were presented in the Proxy Statement that IVAX Diagnostics mailed to you and filed with the Securities and Exchange Commission on April 18, 2011. Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Annual Meeting on Friday, June 10, 2011 and at any and all postponements or adjournments thereof.

Sincerely,

Kevin D. Clark,
President, Chief Executive Officer
and Chief Operating Officer